EXHIBIT 17

                                                      January 20, 1998



SENT VIA TELECOPIER
AND FEDERAL EXPRESS
===================

Mr. David Klafter
Gotham Partners, L.P.
110 East 42nd Street, 18th Floor
New York, New York 10017

Attn:  Mr. David P. Berkowitz
       Mr. William A. Ackman

Gentlemen:

            In response to your letter dated January 20, 1998 and its attempt to cure deficiencies in providing information required by Article 1, Section 7(c) of First Union's By-Laws, the Notice (as defined in your letter) continues to be deficient in not identifying limited partners and other Beneficiaries and beneficial owners who support Gotham's proposal and nominations.

                                                Sincerely,

                                                /s/ Paul F. Levin
                                                -----------------
                                                Paul F. Levin
                                                Secretary

cc:   Alexander R. Sussman
        Fried, Frank, Harris, Shriver & Jacobson

      David C. Weiner
        Hahn, Loeser & Parks LLP